                          CERTIFICATE OF INCORPORATION

                                       OF

                             MADISON HOLDINGS, INC.

      FIRST. The name of this corporation shall be:

                             MADISON HOLDINGS, INC.

      SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is THE COMPANY CORPORATION.

      THIRD. The purpose or purposes of the corporation shall be: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH. The total number of shares of stock which this is authorized to issue is :

      One Hundred Twenty Million (120,000,000) shares with a par value of One Tenth of One Mil ($0.0001) per share, amounting to Twelve Thousand Dollars ($12,000.00).

      FIFTH. The name and mailing address of the incorporator is as follows:

             Chennel Mowbray
             The Company Corporation
             1013 Centre Road
             Wilmington, DE  19805

      SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

      IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this eighteenth day of May, A.D. 1999.


                                          /s/
                                          ---------------------------
                                          Chennell Mowbray
                                          Incorporator

                         ACTION OF SOLE INCORPORATOR

                             MADISON HOLDINGS, INC.

                    -----------------------------------------

      The undersigned, without a meeting, being the sole incorporator of the Corporation, does hereby elect the persons listed below to serve as directors of the corporation until the first annual meeting of shareholders and until their successors are elected and qualify:

                                          LOUIS TAUBMAN


                                          /s/
                                          -----------------------------
                                          Chennell Mowray
                                          Incorporator

Dated: MAY 18, 1999

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